UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 21, 2004

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     On September 22, 2004, the Senior Vice President – Finance, Treasurer and Chief Financial Officer of Carmike Cinemas, Inc. (the “Company”), Martin A. Durant, will speak at the Banc of America Securities 34th Annual Investment Conference held in San Francisco, California. The presentation includes information and financial statements pertaining to the results of the Company’s operations and financial condition for completed quarterly and annual periods. Copies of the presentation and supplemental information regarding non-GAAP reconciliations are attached hereto as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

     As described in Item 2.02, on September 22, 2004, the Senior Vice President – Finance, Treasurer and Chief Financial Officer of the Company, Martin A. Durant, will speak at the Banc of America Securities 34th Annual Investment Conference held in San Francisco, California. Copies of the presentation and supplemental information regarding non-GAAP reconciliations are attached hereto as Exhibit 99.1. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Item 9.01. Financial Statements and Exhibits.

(c)   Exhibits.

Item 99.1 September 22, 2004 Presentation from Martin A. Durant at the Banc of America Securities 34th Annual Investment Conference.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.
Date: September 21, 2004	By:	/s/ Philip A. Smitley
Philip A. Smitley
Assistant Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description
99.1	September 22, 2004 Presentation from Martin A. Durant at the Banc of America Securities 34th Annual Investment Conference.